EXHIBIT 21

                              X-RITE, INCORPORATED
                        LIST OF CONSOLIDATED SUBSIDIARIES

1. X-RITE INTERNATIONAL, INC., a Barbados Corporation, is a wholly owned subsidiary of X-Rite, Incorporated, being utilized as a foreign sales corporation.

2. X-RITE HOLDINGS, INCORPORATED., a U.S. Corporation, is a wholly owned subsidiary of X-Rite, Incorporated, being utilized as a stockholder of certain foreign subsidiaries.

3. X-RITE GMBH, a German Corporation, is wholly owned by X-Rite Global, Incorporated and X-Rite Holdings, Incorporated, and being utilized as a sales and service office.

4. X-RITE ASIA PACIFIC LIMITED, a Hong Kong Corporation, is wholly owned by X-Rite Global, Incorporated and X-Rite Holdings, Incorporated, and being utilized as a sales and service office.

5. X-RITE LTD., a United Kingdom Corporation, is wholly owned by X-Rite Global, Incorporated and X-Rite Holdings, Incorporated and being utilized as a sales and service office.

6. X-RITE MA, INCORPORATED, a U.S. Corporation, is wholly owned by X-Rite, Incorporated and being utilized as a sales and service office.

7. OTP, INCORPORATED, a U.S. Corporation, is wholly owned by X-Rite, Incorporated and was used to execute a real estate transaction.

8. LABSPHERE, INC., a U.S. Corporation, is wholly owned by X-Rite, Incorporated and is a manufacturer of light measurement systems and related proprietary materials.

9. X-RITE MEDITERRANEE SARL, a French Corporation, is wholly owned by X-Rite Global, Incorporated and X-Rite Holdings, Inc., and being utilized as a sales and service office.

10. X-RITE GLOBAL, INC., a U.S. Corporation, is a wholly owned subsidiary of X-Rite, Incorporated, being utilized as a stockholder of certain foreign subsidiaries.

11. XR VENTURES, LLC, a U.S. Limited Liability Corporation, is a majority owned subsidiary of X-Rite, Incorporated, being utilized as a venture capital company.

12. COHERIX, CORPORATION, a U.S. Corporation, is majority owned by X-Rite, Incorporated and is a manufacturer of laser based measurement systems and related proprietary materials.

13. X-RITE EUROPE, B.V., a Netherlands Corporation, is wholly owned by X-Rite Global, Incorporated and X-Rite Holdings, Inc., and being utilized as a sales and service office.

14. X-RITE, (SHANGHAI) INTERNATIONAL TRADING CO. LTD. a Chinese Corporation, is wholly owned by X-Rite Asia Pacific Limited, and being utilized as a sales and service office.

15. MONACO ACQUISITION COMPANY, a U.S. Corporation, wholly owned by X-Rite, Incorporated and is developer of software products to the Graphics Arts industries.

16. X-RITE, KK, a Japanese Corporation, wholly owned by X-Rite Global, Incorporated and X-Rite Holdings, Incorporated, and being utilized as a sales and service office.

17. X-RITE, ITALY SRL., an Italian Corporation, wholly owned by X-Rite Mediterranee and being utilized as a sales and service office.

18. X-RITE, X-RITE ASIA PACIFIC PTE a Singapore Corporation, wholly owned by X-Rite Asia Pacific, and being utilized as a sales and service office.

19. LABSPHERE LTD., a United Kingdom Corporation, is wholly owned by Labsphere Incorporated, and not currently being utilized.